EXHIBIT 23.2

[DELOITTE & TOUCHE LLP LETTERHEAD]





INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Post-effective Amendment No. 1 on Form S-8 to Form S-4 of the Titan Corporation of our report on DBA Systems, Inc. for the year ended June 30, 1997, dated August 20, 1997, appearing in the Registration Statement on Form S-4 (No. 333-45719) of The Titan Corporation.



/S/ Deloitte & Touche LLP
     Orlando, Florida
     March 20, 1998